                                                                 Exhibit 99.4.2

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of PrimeCo Personal Communications, L.P.:

In our opinion, the accompanying balance sheets and the related statements of operations and of cash flows present fairly, in all material respects, the financial position of the Richmond Major Trading Area of PrimeCo Personal Communications, L.P. ("PrimeCo") at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of PrimeCo's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
February 14, 2000

                          RICHMOND MAJOR TRADING AREA

                                 BALANCE SHEETS
                             (Dollars in thousands)

                                                                 December 31,
                                                               -----------------
                                                                 1999     1998
                                                               -------- --------
                           ASSETS
Current assets:
  Cash and cash equivalents..................................  $    422 $    --
  Accounts receivable, trade, net of allowance for doubtful
   accounts of $1,165 and $547, respectively.................     4,433    2,958
  Accounts receivable, other.................................       258    2,092
  Inventory, finished goods..................................     1,461    1,278
  Prepaid assets.............................................       541      586
  Other......................................................        50       23
                                                               -------- --------
    Total current assets.....................................     7,165    6,937
PCS Licenses, net of accumulated amortization of $1,833 and
 $1,254, respectively........................................    21,318   21,897
Microwave relocation, net of accumulated amortization of $718
 and $484, respectively......................................     8,050    8,327
Property, plant and equipment, net...........................   101,107  103,799
Construction in progress.....................................     4,985    3,827
Other........................................................       589      494
                                                               -------- --------
    Total assets.............................................  $143,214 $145,281
                                                               ======== ========
                   LIABILITIES AND EQUITY
Current liabilities:
  Current installments of capital leases.....................  $  3,742 $  3,495
  Accounts payable and accrued expenses......................     9,857    8,569
  Note payable to vendor.....................................       --    10,396
  Accrued compensation.......................................       438      911
  Taxes, other than income...................................     2,046    1,467
                                                               -------- --------
    Total current liabilities................................    16,083   24,838
Capital lease obligations, noncurrent........................    20,255   23,303
Other noncurrent liabilities.................................     2,779    2,236
Commitments and contingent liabilities
PrimeCo equity investment....................................   104,097   94,904
                                                               -------- --------
    Total liabilities and equity.............................  $143,214 $145,281
                                                               ======== ========

    The accompanying notes are an integral part of the financial statements.

                          RICHMOND MAJOR TRADING AREA

                            STATEMENTS OF OPERATIONS
                  Years Ended December 31, 1999, 1998 and 1997
                             (Dollars in thousands)

                                                   1999      1998      1997
                                                 --------  --------  --------
Revenues and sales:
  Service revenues.............................. $ 41,015  $ 24,808  $  6,963
  Product sales.................................    7,671     5,546     3,728
  Other.........................................    1,770       916       481
                                                 --------  --------  --------
    Net revenue.................................   50,456    31,270    11,172
                                                 --------  --------  --------
Direct operating costs and expenses:
  Cost of service...............................      941       489       167
  Cost of products sold.........................    7,217     5,714     4,018
  Operating expenses............................   50,497    41,355    32,418
  Depreciation and amortization.................   13,866    11,125     8,333
                                                 --------  --------  --------
    Total.......................................   72,521    58,683    44,936
                                                 --------  --------  --------
    Loss from operations........................  (22,065)  (27,413)  (33,764)
Interest expense, less capitalized interest of
 $172, $565 and $0, respectively................   (1,462)   (1,678)   (1,951)
Gain (loss) on disposal of assets...............    (806)        44      (174)
Other income (loss).............................     (171)      --        --
                                                 --------  --------  --------
Net loss........................................ $(24,504) $(29,047) $(35,889)
                                                 ========  ========  ========



    The accompanying notes are an integral part of the financial statements.

                          RICHMOND MAJOR TRADING AREA

                            STATEMENTS OF CASH FLOWS
                  Years Ended December 31, 1999, 1998 and 1997
                             (Dollars in thousands)

                                                    1999      1998      1997
                                                  --------  --------  --------
Cash flows from operating activities:
  Net loss....................................... $(24,504) $(29,047) $(35,889)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation and amortization................   13,866    11,125     8,333
    Bad debt expense.............................    1,281       511       347
    (Gain) loss on disposal of assets............      806       (44)      174
    Changes in assets and liabilities:
      Accounts receivable, trade.................   (2,756)   (1,740)   (1,717)
      Inventory, finished goods..................     (183)     (671)     (372)
      Prepaid assets.............................       45       (72)     (128)
      Other assets...............................    1,712    (1,790)     (740)
      Accounts payable and accrued expenses......    1,462     1,774       (38)
      Accrued compensation.......................     (473)      233       190
      Taxes, other than income...................      579       738       704
      Other noncurrent liabilities...............    1,210     2,107       957
                                                  --------  --------  --------
        Net cash used in operating activities....   (6,955)  (16,876)  (28,179)
                                                  --------  --------  --------
Cash flows from investing activities:
  Payments for microwave relocation..............     (119)     (279)   (1,794)
  Recoveries of microwave relocation costs.......      263       197       --
  Additions to property, plant and equipment.....  (12,599)  (14,776)  (32,305)
                                                  --------  --------  --------
      Net cash used in investing activities......  (12,455)  (14,858)  (34,099)
                                                  --------  --------  --------
Cash flows from financing activities:
  Increase in intercompany payable to PrimeCo....   33,696    34,919    64,846
  Reductions of capital leases...................   (3,468)   (3,264)   (2,967)
  Proceeds from capital leases...................      --        --        400
  Payment of note payable to vendor..............  (10,396)      --        --
                                                  --------  --------  --------
      Net cash provided by financing activities..   19,832    31,655    62,279
                                                  --------  --------  --------
Increase (decrease) in cash and cash
 equivalents.....................................      422       (79)        1
Cash and cash equivalents, beginning of period...      --         79        78
                                                  --------  --------  --------
Cash and cash equivalents, end of period......... $    422  $    --   $     79
                                                  ========  ========  ========

Supplemental disclosure in Note 10.

    The accompanying notes are an integral part of the financial statements.

                          RICHMOND MAJOR TRADING AREA

                         NOTES TO FINANCIAL STATEMENTS

1. Organization and Activities:

PrimeCo Personal Communications, L.P. ("PrimeCo" or the "Partnership") was formed on May 8, 1995 as a Delaware limited partnership for the purpose of acquiring licenses issued by the Federal Communications Commission ("FCC") pursuant to Subpart E of Part 24 of the FCC rules ("PCS License") and to design, build, own and operate broadband personal communications services ("PCS Business") in certain Major Trading Areas ("MTA"). An MTA is an urban market within the United States, as defined by the FCC to determine geographic coverage areas for Personal Communication System ("PCS") networks.

PCSCO Partnership (a wholly owned affiliate of Bell Atlantic Corporation) and PCS Nucleus, L.P. (a wholly owned subsidiary of Air Touch Communications, Inc.), collectively the "Partners", each hold a 20% general and 30% limited interest in PrimeCo.

The Richmond Major Trading Area (the "Richmond MTA") of PrimeCo operates the FCC license awarded to PrimeCo for the Richmond, Virginia market. The balance sheets and the related statements of operations and cash flows of the Richmond MTA (the "financial statements") represent the assets, liabilities and operations of the Richmond MTA on a separate reporting basis. The financial statements are maintained by PrimeCo on a separate reporting basis. As a result, no allocations other than those discussed in footnote 6, "Related Party Transactions", were made.

2. Summary of Significant Accounting Policies:

The following is a summary of significant accounting policies:

Cash and Cash Equivalents

Cash equivalents consist primarily of highly liquid investments with minimal interest rate risk and original maturities of 90 days or less at date of acquisition.

Inventory

Inventory consists of handsets and related accessories. Inventories purchased for resale are carried at the lower of cost (determined using weighted average) or market. Market is determined using replacement cost in accordance with industry standards.

Revenue Recognition

The Richmond MTA records service revenues for the amount of communications services rendered, primarily measured by billable minutes of traffic in addition to a monthly charge for access and features, after deducting a reserve for fraudulent unauthorized use or subscriber fraud.

Equipment sales consist of revenues from the sales of digital phones and related accessories. Such sales are not considered a primary part of the Richmond MTA's personal communications business. Upon shipment of products to unaffiliated customers, the Richmond MTA recognizes sales and related costs and expenses. The Richmond MTA has established programs which, under specified conditions, enable customers to return products.

Customer accounts are monitored through an aging process that addresses the customer credit class and number of days the balance is outstanding. A reserve for uncollectible accounts is recorded based on historical accounts receivable agings and write-offs and is further evaluated as a percentage of recorded revenues. When a customer account is determined uncollectible, it is written-off.

                          RICHMOND MAJOR TRADING AREA

2. Summary of Significant Accounting Policies (Continued):

Licenses and Microwave Relocation

PCS Licenses include costs incurred to acquire the Richmond MTA FCC license on frequency block B in the 1850-1990 MHz radio frequency bands.

The PCS licenses are issued conditionally for ten years. Historically, the FCC has granted license renewals providing the licensees have complied with applicable rules, policies and the Communications Act of 1934, as amended. The Partnership believes it has complied with and intends to continue to comply with these rules and policies.

Microwave relocation includes costs incurred to relocate incumbent microwave links affecting the Richmond MTA's licensed frequencies.

The Richmond MTA amortizes the cost of the PCS Licenses and microwave relocation costs on a straight-line basis over a 40 year life.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. These costs include cell site acquisition, site development, network and switch hardware, capitalized interest, and engineering and overhead. Depreciation is recorded on a straight-line basis over the following estimated useful lives: buildings, 20 years, plant and other equipment, 3 to 15 years. Leasehold improvements are depreciated over the shorter of the remaining term of the lease or the estimated useful life of the improvement. When depreciable assets are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gains or losses on disposition are recognized in income. Repair and maintenance costs are charged to expense when incurred; significant renewals and improvements are capitalized.

Long-Term Assets

The carrying values of all long-term assets are reviewed for impairment whenever events or changes in circumstances (such as significant declines in sales, earnings, or cash flows or material adverse changes in the business climate) indicate they may not be recoverable.

Software Development Costs

Specific expenditures directly related to development projects for internal-use software are capitalized and amortized over their estimated useful life. Costs incurred in the preliminary project stage of development (prior to technological feasibility) are expensed as incurred.

Initial operating systems software is capitalized and amortized over the life of the related hardware. Initial network application software is capitalized and amortized over three years.

Capitalized computer software of approximately $17.0 million and $16.8 million at December 31, 1999 and 1998, respectively, is recorded in property, plant and equipment. The Richmond MTA amortized computer software costs of approximately $2.1 million, $2.4 million and $1.3 million for the periods ended December 31, 1999, 1998 and 1997, respectively.

Foreign Currency

The Partnership has entered into forward exchange contracts to hedge foreign currency transactions. The Partnership's forward exchange contracts do not subject the Partnership to risk from exchange rate movements because gains and losses on such contracts offset losses and gains, respectively, on the Japanese yen denominated portion of its capital lease obligations. The Richmond MTA had approximately $12.7 million and $12.0 million of foreign exchange contracts outstanding relating to foreign currency denominated capital lease obligations at December 31, 1999 and 1998, respectively. The forward exchange contracts generally require the Partnership to exchange U.S. dollars for foreign currencies at maturity, at rates agreed to at inception of the contracts.

                          RICHMOND MAJOR TRADING AREA

2. Summary of Significant Accounting Policies (Continued):

Credit risk associated with concentrations can arise when changes in economic, industry or geographic factors affect groups of counterparties with similar characteristics, whose aggregate credit exposure is significant to the Partnership's total credit exposure. The current volatility in the Asian markets creates an unfavorable environment for the counterparties to the exchange contracts to fulfill their obligations to deliver the contracted currencies. Accordingly, the Partnership could be at risk for any currency related fluctuations if the counterparties do not contractually comply. Should the counterparties not comply, the ultimate impact, if any, will be a function of the difference in cost of acquiring yen at the time of delivery versus the contractually agreed upon price.

The aggregate hedge payable (receivable) and capital lease receivable (payable) as of December 31, 1999 and 1998 is ($804,000) and $434,000,
respectively. The associated gain and (loss) on the hedging activities, which has been netted in the statements of operations against capital lease (gains) and losses for the periods ended December 31, 1999, 1998 and 1997 is $1.2 million, $1.5 million and ($1.2) million, respectively.

Advertising Costs

Advertising costs included in operating expenses are expensed as incurred. Advertising expenses totalled approximately $13.9 million, $12.7 million and $8.8 million in 1999, 1998 and 1997, respectively. These costs include handset subsidy expenses of $7.1 million, $7.9 million and $6.5 million, in 1999, 1998 and 1997, respectively.

Income Taxes

The Richmond MTA is not a separate legal taxable entity for federal, state or local income tax purposes and therefore, a provision for income taxes has not been presented in these financial statements. The operations of the Richmond MTA are included in the consolidated results of operations of PrimeCo and therefore will be included in the income tax returns of the Partners of PrimeCo.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements

Comprehensive Income

Effective December 31, 1998, the Richmond MTA adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. It requires all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. There were no items of comprehensive income for the years ended December 31, 1999, 1998, and 1997.

Segment of an enterprise and related information

The Richmond MTA has one reportable industry segment that constructs and operates a wireless network for the provision of wireless services to customers in the Richmond-Norfolk PCS license area.

                          RICHMOND MAJOR TRADING AREA

Accounting for Derivative Instruments

In June 1998, SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," (SFAS 133) which, as amended, is effective for fiscal years beginning after June 15, 2000, was issued. Earlier application for certain provisions of this standard is permitted. SFAS 133 establishes accounting and reporting standards for derivative instruments. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the financial statements and measure those instruments at fair value, and it defines the accounting for changes in the fair value of the derivatives depending on the intended use of the derivative. Management is evaluating SFAS 133 and does not believe that adoption of the Statement will have a material impact on its results of operations, financial position, or cash flows.

3. Property, Plant and Equipment:

Property, plant and equipment consists of the following at December 31, 1999 and 1998:

                                                               1999      1998
                                                             --------  --------
                                                                (Dollars in
                                                                thousands)
Land, buildings and leasehold improvements.................. $  2,640  $  2,130
Network equipment...........................................  128,753   119,023
Data processing.............................................    1,174     1,336
Furniture and fixtures......................................      670       558
                                                             --------  --------
                                                              133,237   123,047
Accumulated depreciation and amortization...................  (32,130)  (19,248)
                                                             --------  --------
Total....................................................... $101,107  $103,799
                                                             ========  ========

Network equipment with a cost of approximately $32.2 million at December 31, 1999 and 1998 is subject to capital lease obligations. Accumulated amortization of capitalized leases at December 31, 1999 and 1998 was $10.1 million and $7.0 million, respectively.

                          RICHMOND MAJOR TRADING AREA

4. Leases:

Capital Leases

During 1997 and 1996, the Richmond MTA entered into a series of sale/leaseback transactions for a portion of its network equipment. The sale/leasebacks were accounted for as financings, wherein the property remains on the books and a capital lease obligation is recorded for the proceeds received. The underlying amounts due under these leases have been guaranteed by the partners of PrimeCo. There was no gain or loss associated with the transactions. Future minimum payments applicable to the Richmond MTA under these obligations, a portion of which are payable in Japanese yen, less imputed interest, are as follows:

                                                                       (Dollars
                                                                          in
                                                                      thousands)
Years:
  2000...............................................................  $ 4,465
  2001...............................................................    4,465
  2002...............................................................    4,695
  2003...............................................................    5,874
  2004...............................................................    9,194
  Thereafter.........................................................      101
                                                                       -------
Total minimum lease payments.........................................   28,794
Less: Imputed interest...............................................   (4,797)
                                                                       -------
Present value of minimum lease payments..............................   23,997
Less: current installments...........................................   (3,742)
                                                                       -------
Long-term capital lease obligations at December 31, 1999.............  $20,255
                                                                       =======

Operating Leases

The Richmond MTA also has various operating leases, primarily related to rentals for towers, sites, stores and offices. At December 31, 1999, the aggregate minimum rental commitments under noncancelable operating leases for the periods shown are as follows:

                                                                       (Dollars
                                                                          in
                                                                      thousands)
Years:
  2000...............................................................  $ 2,956
  2001...............................................................    2,956
  2002...............................................................    2,989
  2003...............................................................    2,982
  2004...............................................................    2,966
  Thereafter.........................................................    5,890
                                                                       -------
Total................................................................  $20,739
                                                                       =======

Rental expense was approximately $3.4 million, $3.2 million and $2.3 million in 1999, 1998 and 1997, respectively.

                          RICHMOND MAJOR TRADING AREA

5. Commitments and Contingencies:

Litigation

PrimeCo is involved in various claims and legal proceedings of a nature considered normal to its business. Management believes that these will not have a material effect on the Richmond MTA's operating results or financial position.

Vendor Agreements

PrimeCo has an agreement with its equipment supplier with regards to equipment costs, payment terms and available credits. This equipment supplier is the primary provider for the Richmond MTA's network equipment. Vendor credits were made available to the Richmond MTA based upon the volume of equipment purchased in accordance with the agreements. The assets purchased under this agreement are passed to the Richmond MTA through intercompany accounts.

Microwave Relocation Costs

The FCC requires PCS License holders to compensate incumbents for relocating to new frequencies. The Richmond MTA has incurred approximately $8.8 million in microwave relocation costs as of December 31, 1999 and 1998.

PrimeCo is legally entitled to partial recoveries of these amounts in the future as other PCS providers establish service requiring clearance of the same microwave links; however, the aggregate recovery cannot be reasonably estimated. Amounts received with respect to these recoveries are recorded as a reduction to the related asset account.

Recoverability of Assets and Network Expansion

The realization of the Partnership's assets is dependent upon continued financial support from its partners and successful implementation of its business strategy. The Richmond MTA will continue to incur significant expenditures in connection with expanding and improving its coverage areas. The Partners of PrimeCo have committed funding for 2000 capital and operating expenditures. In addition, they have provided letters of support to PrimeCo which ensure, up to the respective partners proportionate share of ownership, that the financial support necessary to meet all cash flow requirements will be provided to PrimeCo for the twelve-month period ending January 1, 2001.

On September 21, 1999, the Partners of PrimeCo entered into an agreement that contemplates, among other things, the combination of certain assets, including the assets of PrimeCo. At this time, management is unable to predict the precise effect of this agreement on PrimeCo or the Richmond MTA.

6. Related Party Transactions

Overhead is allocated according to a formula based on gross subscriber additions or network infrastructure buildout in the Richmond MTA, and other usage factors. These operating expenses include the direct costs incurred by PrimeCo and an allocation of PrimeCo overhead, and amounted to approximately $17.3 million, $13.1 million, and $11.4 million for 1999, 1998, and 1997, respectively. Management believes the method of allocation is reasonable.

                          RICHMOND MAJOR TRADING AREA

7. Employee Benefits:

Effective September 1, 1995, PrimeCo established a defined contribution profit sharing employee savings plan under Section 401(k) of the Internal Revenue Code (the "401(k) Plan") for all employees of the Partnership. PrimeCo received a favorable determination letter confirming the 401(k) Plan's qualification from the Internal Revenue Service during 1996.

Employees may elect to contribute up to 16% of their annual compensation. The Partnership will match employee contributions up to 4% of compensation and, at its discretion, may elect to make additional contributions under the profit sharing provisions of the 401(k) Plan. Total expenses related to the 401(k) Plan for the periods ended December 31, 1999, 1998 and 1997 amounted to approximately $152,000, $110,000 and $171,000, respectively.

8. Short Term Borrowing and Credit Facilities:

On December 18, 1998, PrimeCo entered into a short term note payable with one of its primary vendors. The Richmond MTA's allocated principal portion approximating $10.4 million, based on asset purchases under the note, was outstanding at December 31, 1998, with a 6% interest rate. The note was paid in full in January 1999.

9. Fair Value of Financial Instruments:

The Company's financial instruments include cash and cash equivalents, accounts receivable, notes payable to vendor, accounts payable, and microwave relocation and capital lease obligations. Because of their short maturity, cash and cash equivalents, accounts receivable, notes payable to vendor and accounts payable approximate their fair value.

Amounts payable related to foreign currency forward contracts, which are used to hedge foreign commitments, are recorded at fair value based on currency exchange rates in effect at the balance sheet date. Capital lease and microwave relocation obligations approximate fair value based on interest rates for similar transactions.

10. Supplemental Data to Statements of Cash Flows:

                                                          Years Ended December
                                                                   31,
                                                          ---------------------
                                                           1999   1998    1997
                                                          ------ ------- ------
                                                               (Dollars in
                                                               thousands)
Interest paid was as follows:
  Interest paid.......................................... $1,143 $ 1,456 $1,372
                                                          ====== ======= ======
Noncash investing activities were as follows:
  Additions to property, plant and equipment............. $  --  $10,184 $4,510
                                                          ====== ======= ======
  Reductions and credits to property, plant and
   equipment............................................. $  779 $   --  $6,212
                                                          ====== ======= ======
  Note payable to vendor in exchange for equipment....... $  --  $10,396 $  --
                                                          ====== ======= ======
  Additions to microwave relocation obligations.......... $  221 $   150 $  780
                                                          ====== ======= ======
  Additions to PCS License............................... $  --  $   --  $  107
                                                          ====== ======= ======

                          RICHMOND MAJOR TRADING AREA

                                 BALANCE SHEETS
                             (Dollars in thousands)

                                                        March 31,  December 31,
                                                          2000         1999
                                                       ----------- ------------
                                                       (Unaudited)
                        ASSETS
Current assets:
  Cash and cash equivalents...........................  $    269     $    422
  Accounts receivable, trade, net of allowance for
   doubtful accounts of $1,161 and $1,165
   respectively.......................................     4,568        4,433
  Accounts receivable, other..........................       316          258
  Inventory, finished goods...........................        94        1,461
  Prepaid assets......................................       752          541
  Other...............................................       107           50
                                                        --------     --------
    Total current assets..............................     6,106        7,165
PCS Licenses, net of accumulated amortization of
 $1,977 and $1,833 respectively.......................    21,173       21,318
Microwave relocation, net of accumulated amortization
 of $772 and $718, respectively.......................     7,981        8,050
Property, plant and equipment, net....................    99,965      101,107
  Construction in progress............................     4,540        4,985
  Other...............................................       559          589
                                                        --------     --------
    Total assets......................................  $140,324     $143,214
                                                        ========     ========
                LIABILITIES AND EQUITY
Current liabilities:
  Current installments of capital leases..............  $  3,857     $  3,742
  Accounts payable and accrued expenses...............     6,631        9,857
  Accrued compensation................................       405          438
  Taxes, other than income............................     2,297        2,046
                                                        --------     --------
    Total current liabilities.........................    13,190       16,083
Capital lease obligations, noncurrent.................    18,838       20,255
Other noncurrent liabilities..........................     2,933        2,779
Commitments and contingent liabilities
PrimeCo equity investment.............................   105,363      104,097
                                                        --------     --------
    Total liabilities and equity......................  $140,324     $143,214
                                                        ========     ========


    The accompanying notes are an integral part of the financial statements.

                          RICHMOND MAJOR TRADING AREA

                            STATEMENTS OF OPERATIONS
               For the Three Months Ended March 31, 2000 and 1999
                             (Dollars in thousands)
                                  (Unaudited)

                                                              2000     1999
                                                             -------  -------
Revenues and sales:
  Service revenues.......................................... $11,453  $ 9,408
  Product sales.............................................   1,385    2,171
  Other.....................................................     492      402
                                                             -------  -------
    Net revenue.............................................  13,330   11,981
Direct operating costs and expenses:
  Cost of service...........................................     339      185
  Cost of products sold.....................................   1,454    2,110
  Operating expenses........................................  13,681   13,689
  Depreciation and amortization.............................   3,111    3,348
                                                             -------  -------
    Total...................................................  18,585   19,332
    Loss from operations....................................  (5,255)  (7,351)
Interest expense, less capitalized interest of $18 and $83,
 respectively...............................................    (359)    (372)
Gain (loss) on disposal of assets...........................      24     (169)
                                                             -------  -------
Net loss.................................................... $(5,590) $(7,892)
                                                             =======  =======


    The accompanying notes are an integral part of the financial statements.

                          RICHMOND MAJOR TRADING AREA

                            STATEMENTS OF CASH FLOWS
               For the Three Months Ended March 31, 2000 and 1999
                             (Dollars in thousands)
                                  (Unaudited)

                                                              2000      1999
                                                             -------  --------
Cash flows from operating activities:
  Net loss.................................................. $(5,590) $ (7,892)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
    Depreciation and amortization...........................   3,111     3,348
    Bad debt expense........................................     388       359
    (Gain) loss on disposal of assets.......................     (24)      169
    Changes in assets and liabilities:
      Accounts receivable, trade............................    (523)   (1,028)
      Inventory, finished goods.............................   1,367        89
      Prepaid assets........................................    (211)     (207)
      Other assets..........................................     (85)    1,246
      Accounts payable and accrued expenses.................  (2,968)      (95)
      Accrued compensation..................................     (33)     (472)
      Taxes, other than income..............................     251       415
      Other noncurrent liabilities..........................     293        19
                                                             -------  --------
        Net cash used in operating activities...............  (4,024)   (4,049)
                                                             -------  --------
Cash flows from investing activities:
  Payments for microwave relocation.........................     --       (173)
  Recoveries of microwave relocation costs..................      12       --
  Additions to property, plant and equipment................  (1,556)     (434)
                                                             -------  --------
      Net cash used in investing activities.................  (1,544)     (607)
                                                             -------  --------
Cash flows from financing activities:
  Increase in intercompany payable to PrimeCo...............   6,856    15,413
  Reductions of capital leases..............................  (1,441)     (218)
  Payment of note payable to vendor.........................     --    (10,396)
                                                             -------  --------
      Net cash provided by investing activities.............   5,415     4,799
                                                             -------  --------
Increase (decrease) in cash and cash equivalents............    (153)      143
Cash and cash equivalents, beginning of period..............     422       --
                                                             -------  --------
Cash and cash equivalents, end of period.................... $   269  $    143
                                                             =======  ========

    The accompanying notes are an integral part of the financial statements.

                          RICHMOND MAJOR TRADING AREA

                         NOTES TO FINANCIAL STATEMENTS

1. Business and Significant Accounting Policies:

The accompanying unaudited financial statements, in the opinion of the PrimeCo Personal Communications, L.P. ("PrimeCo") management, contain all material, normal and recurring adjustments necessary to present accurately the financial condition of the Richmond Major Trading Area ("Richmond MTA") and the results of its operations for the periods indicated. The results of operations for the interim periods reported are not necessarily indicative of the results to be experienced for the entire year.

These unaudited financial statements should be used in conjunction with the financial statements and notes thereto for the year ended December 31, 1999. Significant accounting policies followed by the Richmond MTA were disclosed in the notes to the Richmond MTA's financial statements for the year ended December 31, 1999. The year-end balance sheet data included within was derived from the audited financial statements, but does not include all of the disclosures required by generally accepted accounting principles.

Business

The Richmond MTA of PrimeCo designs, builds, and operates broadband personal communications services ("PCS") under the PCS license awarded to PrimeCo in the Richmond, Virginia Market.

Litigation

PrimeCo is involved in various claims and legal proceedings of a nature considered normal to its business. Management believes that these will not have a material effect on the Richmond MTA's operating results or financial position.

2. Subsequent Events:

Effective April 3, 2000, in order to comply with Federal Communications Commission ("FCC") regulations regarding overlap properties, the operations of the Richmond MTA were contributed by PrimeCo to PrimeCo PCS, LP., a separate legal entity jointly controlled by Bell Atlantic Corporation and Vodafone AirTouch.


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